Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No.5 to the Registration Statement on Form S-1 of Nova Lifestyle Inc. and its subsidiaries of our report dated March 31, 2025 relating to the financial statements for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Enrome LLP

Singapore

August 20, 2025

PCAOB ID #6907

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